Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Rod Marlow
Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
REPORTS 2007 SECOND QUARTER EARNINGS
     ATLANTA, GA (July 19, 2007) — Fidelity Southern Corporation (“Fidelity”) (NASDAQ:LION) reported net income of $2,070,000 for the second quarter of 2007 compared to $2,576,000 for the same quarter in 2006, a decrease of $506,000 or 19.6%. Basic and diluted earnings per share for the second quarter of 2007 were $.22 compared to $.28 for the same period in 2006, a decrease of 21.4%. Net income for the first six months of 2007 was $4,634,000 compared to $4,687,000 for the same period in 2006, a decrease of $53,000 or 1.1%. Basic and diluted earnings per share for the first six months of 2007 were $.50 compared to $.51 for the same period in 2006, a decrease of 2.0%.
     Highlights for the first six months of 2007 include:
•	total revenues increased $12.7 million or 24.5% to $64.5 million when compared to the same period last year

•	the net interest margin stabilized and began to improve, with the net interest margin for the second quarter improving 6 basis points over the first quarter

•	three branches were added in Coweta and Barrow Counties, Georgia, and Duvall County, Florida

•	noninterest income was up almost 20% when compared to the first six months of 2006

•	the provision for loan losses was up $950,000 or 79.2% when compared to the same period in 2006

•	earnings per share were down $.01 or 2.0% when compared to the same period last year
     Fidelity Chairman James B. Miller, Jr. said, “Although we are pleased with the planned steady increase in earnings provided by our basic operations, second quarter and year-to-date earnings were impacted by an increase in the provision for loan losses. The increase in the provision for the second quarter and the year-to-date when compared to the same periods last year resulted in a reduction in earnings per share of $.075 for the second quarter and $.063 for the year-to-date.

Fidelity Southern Corporation
Second Quarter Earnings Release
July 19, 2007
     “The increase in the provision for the second quarter was primarily due to charge-offs and charge-downs on residential construction loans and an increase in adversely classified residential construction loans. The construction housing market in general and new home sales in particular have continued to suffer. Real estate construction loans make up less than 22% of our diverse loan portfolio. Fidelity does not have a direct exposure to the sub-prime market.
     “We have promptly identified and addressed problems in our residential construction portfolio. Also, we are cautiously optimistic that the vibrant Atlanta and Jacksonville housing markets will stabilize.”
     He also said, “We are most pleased with the early results we are seeing from our three branches opened over the last six months, including our new Winder branch, which opened this week and already has considerable loan and deposit volume. However, our focus over the remainder of the year will be on cost containment. Although loan production has been strong in the first half of 2007, loan outstandings have not increased significantly due to payoffs and sales. Loan outstandings are expected to grow in the second half of 2007.”
     Fidelity President H. Palmer Proctor, Jr. said, “We continue to be pleased with the results from our deposit acquisition and relationship banking program initiated in early 2006, with continued significant increases in the volume of new deposit accounts and new account relationships.
     “This growth in deposit accounts and in account relationships is clearly reflected in the continuing growth in revenues from service charges and fees. The additions of lenders and the expansion of our lending area over the last year and a half in the indirect automobile and SBA lending businesses are also generating significant and increasing revenues from those sources. Noninterest income is over 15% higher in the second quarter of 2007 and almost 20% higher in the first half of 2007 when compared to the same periods last year, and this growth is expected to continue.”
     He said, “Another area in which we are realizing improvement is the net interest margin, which improved six basis points in the second quarter of 2007 when compared to the first quarter of 2007. The yield on interest-earning assets improved nine basis points in the second quarter of 2007 compared to the first quarter due to the continuing improvement in the yield on consumer loans, consisting primarily of indirect automobile loans, while the cost of interest-bearing liabilities was unchanged due in part to conservative deposit pricing.
     “Thus, while the housing slow down and its impact on the economy and on our operations will continue to occupy much of our attention, we anticipate continued improvement in the results and direction of our basic operations. We continue to feel that our successes are driven by our belief that “ITS ALL ABOUT SERVICE.”
     As of June 30, 2007, total assets were $1.634 billion compared to $1.490 billion at June 30, 2006, a $143 million or 9.6% increase. In other year-ago comparisons, loans increased 11.5% to $1.346 billion, total loans, including loans held-for-sale, increased 12.6% to $1.406

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Fidelity Southern Corporation
Second Quarter Earnings Release
July 19, 2007
billion, deposits increased 10.9% to $1.391 billion, and shareholders’ equity increased 10.1% to $97 million.
     Net interest income for the second quarter and first six months of 2007 increased $1.2 million and $2.1 million, or 11.0% and 10.2%, respectively, when compared to the same periods in 2006. These increases were driven by increases in average interest-earning assets, which more than offset a decline in the net interest margin in 2006. The net interest margin decreased by three basis points to 3.08% in the second quarter of 2007 compared to the same period in 2006. The net interest margin decreased by eight basis points to 3.05% in the first six months of 2007 compared to the same period in 2006. However, compared to the first quarter of 2007, the second quarter 2007 net interest margin improved six basis points due to an 11 basis point increase in the yield on loans, while the cost of interest-bearing liabilities was unchanged. The increase in the yield on loans was in large part the result of increasing yields on the consumer loan portfolio, consisting primarily of indirect automobile loans.
     Total interest income for the second quarter and first six months of 2007 increased $5.1 million and $11.3 million, or 21.9% and 25.3%, respectively, compared to the same periods in 2006. The increases in interest income were due to 58 basis point and 70 basis point increases in the yield on average interest-earning assets and increases in average interest-earning assets of $172 million and $185 million, respectively, for the second quarter and first six months of 2007 compared to the same periods in 2006.
     Interest expense for the second quarter and first six months of 2007 increased $3.9 million and $9.1 million, or 31.0% and 38.6%, respectively, compared to the same periods in 2006. The increases in interest expense were primarily attributable to 63 basis point and 84 basis point increases in the cost of interest-bearing liabilities for the second quarter and first six months of 2007, respectively, when compared to the same periods of 2006, and increases in the volume of average interest-bearing liabilities of $170 million and $174 million, respectively, over the same periods of 2006. The cost of interest-bearing liabilities was flat in the second quarter of 2007 when compared to the first quarter of 2007.
     The provision for loan losses for the second quarter and first six months of 2007 were $1.7 million and $2.2 million, respectively, compared to $525,000 and $1.2 million for the same periods in 2006. Net charge-offs increased $1.1 million in the first six months of 2007 when compared to the same period in 2006. The ratio of net charge-offs to average loans outstanding was .33% for the first six months of 2007 compared to .18% for the same period in 2006. The allowance for loan losses as a percentage of loans decreased from 1.06% at June 30, 2006, to 1.03% at June 30, 2007, as the ratio of adversely classified loans to total loans decreased from 2.41% at June 30, 2006, to 1.68% at June 30, 2007. Compared to March 31, 2007, the allowance for loan losses as a percentage of loans increased from 1.02%. Nonperforming assets increased to $12.4 million at June 30, 2007, compared to $2.4 million at June 30, 2006, and $9.1 million at March 31, 2007. The increase in nonperforming assets was primarily driven by increases in nonaccrual loans and other real estate, over 80% of the balances of which are secured by real estate. Management believes it has been proactive in charging down and charging off these nonperforming assets as appropriate and anticipates no significant additional losses resulting from these nonperforming assets. The decline in the allowance for loan losses as a percentage of

3

Fidelity Southern Corporation
Second Quarter Earnings Release
July 19, 2007
loans from June 30, 2006 to June 30, 2007, was due to the payoff and pay down of significant loan balances for which a portion of the allowance had been specifically allocated.
     Noninterest income increased $569,000 and $1.4 million, or 15.1% and 19.7%, to $4.3 million and $8.8 million, respectively, in the second quarter and first six months of 2007, compared to the same periods in 2006. These increases were primarily due to increases in indirect lending revenues and SBA lending activities. Indirect lending revenues increased $267,000 and $640,000, or 25.7% and 31.4%, to $1.3 million and $2.7 million, respectively, during the second quarter and first six months of 2007 when compared to the same periods last year due to an increase in the number and volume of indirect loans sold and increases in fees from indirect loans serviced. Revenue from SBA lending activities increased $163,000 and $440,000, or 40.0% and 56.8%, to $570,000 and $1.2 million, respectively, due to the continuing expansion of the SBA lending business. In addition, service charges on deposit accounts increased $204,000 and $349,000, or 20.4% and 17.7%, to $1.2 million and $2.3 million, respectively, due to the growing number of transaction accounts resulting from the transaction account acquisition program initiated in early 2006 to attract lower-costing deposits generating service charges and fees.
     Noninterest expense for the second quarter and first six months of 2007, increased $1.3 million and $2.8 million, or 12.9% and 13.7%, to $11.4 million and $22.9 million, respectively, when compared to the same periods of 2006. These increases were primarily related to increases in salaries and benefits expense of $760,000 and $1.7 million, or 13.8% and 15.0%, to $6.3 million and $12.7 million, respectively, and increases in other operating expenses of $300,000 and $763,000, or 23.5% and 30.8%, to $1.6 million and $3.2 million, respectively. The increases in salaries and benefits expenses were primarily due to the addition of seasoned loan production and branch operations staff, including SBA, indirect automobile, and commercial lenders to increase lending volume, and staff for the new branches added in 2006 and to some extent in 2007. The increases in other operating expenses were primarily related to hiring costs, business development costs, and costs related to growing volumes of accounts and related transaction activity.
     Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides a wide range of banking, mortgage and investment services, and a credit related insurance product through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. Mortgage and construction loans are also provided through offices in Jacksonville, Florida. Automobile loans and SBA loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the web site at www.FidelitySouthern.com.
     This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity’s operations, markets, and products. Without limiting the foregoing, the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” and similar expressions are intended to identify forward-

4

Fidelity Southern Corporation
Second Quarter Earnings Release
July 19, 2007
looking statements. These forward-looking statements are based upon assumptions Fidelity believes are reasonable and may relate to, among other things, the adequacy of the allowance for loan losses, changes in interest rates, and litigation results. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected for many reasons including, without limitation, changing events and trends that have influenced Fidelity’s assumptions. These trends and events include (i) difficulties in maintaining our growth; (ii) unique risks associated with our construction and land development loans; (iii) changes in the interest rate environment; (iv) changes in land values and economic conditions in Atlanta, Georgia; (v) our ability to maintain and service relationships with our automobile dealers and investors and our ability to profitably manage changes in our indirect automobile lending operations; (vi) less favorable than anticipated changes in the national and local business environment, particularly in regard to the housing market in general and residential construction and new home sales in particular; (vii) adverse changes in the regulatory requirements affecting us; (viii) greater competitive pressures among financial institutions in our market; (ix) changes in political, legislative and economic conditions; (x) inflation; (xi) greater loan losses than historic levels and an insufficient allowance for loan losses; (xii) environmental liability risks; and (xiii) failure to achieve the revenue increases expected to result from our investments in branch additions and in our transaction deposit and lending businesses. This list is intended to identify some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein and are not intended to represent a complete list of all risks and uncertainties in our business. Investors are encouraged to read the related section in Fidelity Southern Corporation’s 2006 Annual Report on Form 10-K, including the “Risk Factors” set forth therein. Additional information and other factors that could affect future financial results are included in Fidelity’s filings with the Securities and Exchange Commission.

5

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	QUARTER-TO-DATE		YEAR-TO-DATE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	JUNE 30,		JUNE 30,
	2007	2006	2007	2006

INTEREST INCOME
LOANS, INCLUDING FEES	$26,413	$21,112	$51,866	$40,186
INVESTMENT SECURITIES	1,836	2,012	3,683	4,080
FEDERAL FUNDS SOLD AND BANK DEPOSITS	68	105	169	191

TOTAL INTEREST INCOME	28,317	23,229	55,718	44,457
INTEREST EXPENSE
DEPOSITS	14,606	10,142	28,745	18,804
SHORT-TERM BORROWINGS	509	972	1,020	1,715
SUBORDINATED DEBT	1,110	1,087	2,215	2,140
OTHER LONG-TERM DEBT	393	488	781	971

TOTAL INTEREST EXPENSE	16,618	12,689	32,761	23,630

NET INTEREST INCOME	11,699	10,540	22,957	20,827

PROVISION FOR LOAN LOSSES	1,650	525	2,150	1,200

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,049	10,015	20,807	19,627

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,206	1,002	2,324	1,975
OTHER FEES AND CHARGES	474	399	930	774
MORTGAGE BANKING ACTIVITIES	79	223	200	372
BROKERAGE ACTIVITIES	167	213	404	439
INDIRECT LENDING ACTIVITIES	1,306	1,039	2,679	2,039
SBA LENDING ACTIVITIES	570	407	1,214	774
BANK OWNED LIFE INSURANCE	284	272	571	542
OTHER OPERATING INCOME	260	222	489	447

TOTAL NONINTEREST INCOME	4,346	3,777	8,811	7,362

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	6,272	5,512	12,691	11,032
FURNITURE AND EQUIPMENT	721	640	1,405	1,305
NET OCCUPANCY	956	871	1,927	1,720
COMMUNICATION EXPENSES	467	388	866	768
PROFESSIONAL AND OTHER SERVICES	915	728	1,831	1,509
ADVERTISING AND PROMOTION	185	376	429	825
STATIONERY, PRINTING AND SUPPLIES	206	216	380	376
INSURANCE EXPENSES	80	74	150	152
OTHER OPERATING EXPENSES	1,577	1,277	3,237	2,474

TOTAL NONINTEREST EXPENSE	11,379	10,082	22,916	20,161

INCOME BEFORE INCOME TAX EXPENSE	3,016	3,710	6,702	6,828
INCOME TAX EXPENSE	946	1,134	2,068	2,141

NET INCOME	$2,070	$2,576	$4,634	$4,687

EARNINGS PER SHARE:
BASIC EARNINGS PER SHARE	$0.22	$0.28	$0.50	$0.51

DILUTED EARNINGS PER SHARE	$0.22	$0.28	$0.50	$0.51

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	9,322,956	9,265,902	9,310,016	9,257,001

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	9,325,821	9,276,992	9,316,053	9,271,204

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(DOLLARS IN THOUSANDS)	JUNE 30,	DECEMBER 31,	JUNE 30,
ASSETS	2007	2006	2006

CASH AND DUE FROM BANKS	$21,955	$32,659	$21,349
FEDERAL FUNDS SOLD	1,501	26,316	19,733

CASH AND CASH EQUIVALENTS	23,456	58,975	41,082
INVESTMENTS AVAILABLE-FOR-SALE	106,183	108,796	112,883
INVESTMENTS HELD-TO-MATURITY	30,955	33,182	35,678
INVESTMENT IN FHLB STOCK	5,215	4,834	3,934
LOANS HELD-FOR-SALE	59,932	58,268	41,010
LOANS	1,346,136	1,330,756	1,207,165
ALLOWANCE FOR LOAN LOSSES	(13,918)	(13,944)	(12,807)

LOANS, NET	1,332,218	1,316,812	1,194,358
PREMISES AND EQUIPMENT, NET	18,792	18,803	15,433
OTHER REAL ESTATE	2,884	—	264
ACCRUED INTEREST RECEIVABLE	9,466	9,312	7,411
BANK OWNED LIFE INSURANCE	26,186	25,694	25,203
OTHER ASSETS	18,459	14,503	13,079

TOTAL ASSETS	$1,633,746	$1,649,179	$1,490,335

LIABILITIES

DEPOSITS:
NONINTEREST BEARING DEMAND	$129,059	$154,392	$124,696
INTEREST BEARING DEMAND/ MONEY MARKET	297,424	286,620	273,489
SAVINGS	202,446	182,390	173,946
TIME DEPOSITS, $100,000 AND OVER	302,110	276,536	234,697
OTHER TIME DEPOSITS	460,262	486,603	447,811

TOTAL DEPOSIT LIABILITIES	1,391,301	1,386,541	1,254,639

FEDERAL FUNDS PURCHASED	—	20,000	15,000
OTHER SHORT-TERM BORROWINGS	49,818	52,061	30,451
SUBORDINATED DEBT	46,908	46,908	46,908
OTHER LONG-TERM DEBT	37,000	37,000	48,000
ACCRUED INTEREST PAYABLE	7,119	7,042	5,227
OTHER LIABILITIES	4,770	4,980	2,143

TOTAL LIABILITIES	1,536,916	1,554,532	1,402,368

SHAREHOLDERS’ EQUITY

COMMON STOCK	45,494	44,815	44,535
APIC	100	—	—
TREASURY STOCK	—	—	—
ACCUMULATED OTHER COMPREHENSIVE LOSS	(3,049)	(1,590)	(3,788)
RETAINED EARNINGS	54,285	51,422	47,220

TOTAL SHAREHOLDERS’ EQUITY	96,830	94,647	87,967

TOTAL LIABILITIES AND SHARE- HOLDERS’ EQUITY	$1,633,746	$1,649,179	$1,490,335

BOOK VALUE PER SHARE	$10.38	$10.19	$9.49

SHARES OF COMMON STOCK OUTSTANDING	9,332,187	9,288,222	9,272,426

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

(DOLLARS IN THOUSANDS)	YEAR-TO-DATE		YEAR ENDED
	JUNE 30,		DECEMBER 31,
	2007	2006	2006

BALANCE AT BEGINNING OF PERIOD	$13,944	$12,643	$12,643
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	—	1	1
SBA	—	66	67
REAL ESTATE-CONSTRUCTION	811	—	—
REAL ESTATE-MORTGAGE	49	—	5
CONSUMER INSTALLMENT	2,021	1,599	3,616

TOTAL CHARGE-OFFS	2,881	1,666	3,689
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	161	130	505
SBA	—	138	145
REAL ESTATE-CONSTRUCTION	40	—	—
REAL ESTATE-MORTGAGE	71	4	7
CONSUMER INSTALLMENT	433	358	733

TOTAL RECOVERIES	705	630	1,390

NET CHARGE-OFFS	2,176	1,036	2,299
PROVISION FOR LOAN LOSSES	2,150	1,200	3,600

BALANCE AT END OF PERIOD	$13,918	$12,807	$13,944

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	0.33%	0.18%	0.19%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	1.03%	1.06%	1.05%
NONPERFORMING ASSETS
(UNAUDITED)

(DOLLARS IN THOUSANDS)
	JUNE 30,
	2007	2006

NONACCRUAL LOANS	$8,270	$1,085
REPOSSESSIONS	1,240	1,017
OTHER REAL ESTATE	2,884	264

TOTAL NONPERFORMING ASSETS	$12,394	$2,366

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$—

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	—%	—%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS AND REPOSSESSIONS	0.88%	0.19%

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

(DOLLARS IN THOUSANDS)				PERCENT CHANGE
	JUNE 30,	DECEMBER 31,	JUNE 30,	June 30, 2007/	June 30, 2007/
	2007	2006	2006	Dec. 31, 2006	June 30, 2006

COMMERCIAL, FINANCIAL AND AGRICULTURAL	$100,010	$107,992	$89,691	(7.39)%	11.51%
TAX-EXEMPT COMMERCIAL	12,744	14,969	10,671	(14.86)%	19.43%
REAL ESTATE MORTGAGE — COMMERCIAL	176,216	163,275	136,123	7.93%	29.45%

TOTAL COMMERCIAL	288,970	286,236	236,485	0.96%	22.19%
REAL ESTATE-CONSTRUCTION	291,221	306,078	305,260	(4.85)%	(4.60)%
REAL ESTATE-MORTGAGE	93,156	91,652	85,262	1.64%	9.26%
CONSUMER INSTALLMENT	672,789	646,790	580,158	4.02%	15.97%

LOANS	1,346,136	1,330,756	1,207,165	1.16%	11.51%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	699	321	1,672	117.76%	(58.19)%
SBA LOANS	15,233	14,947	12,338	1.91%	23.46%
INDIRECT AUTO LOANS	44,000	43,000	27,000	2.33%	62.96%

TOTAL LOANS HELD-FOR-SALE	59,932	58,268	41,010	2.86%	46.14%

TOTAL LOANS	$1,406,068	$1,389,024	$1,248,175

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR-TO-DATE
	June 30, 2007			June 30, 2006
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets :
Loans, net of unearned income
Taxable	$1,365,707	$51,435	7.59%	$1,171,117	$39,957	6.88%
Tax-exempt (1)	15,396	642	8.41%	8,907	331	7.52%

Total loans	1,381,103	52,077	7.60%	1,180,024	40,288	6.88%

Investment securities
Taxable	142,441	3,595	5.05%	161,671	4,080	4.94%
Tax-exempt (2)	4,473	136	3.95%	—	—	—

Total investment securities	146,914	3,731	5.02%	161,671	4,080	4.94%

Interest-bearing deposits	1,174	31	5.34%	1,301	30	4.62%
Federal funds sold	5,335	138	5.22%	6,986	161	4.62%

Total interest-earning assets	1,534,526	55,977	7.36%	1,349,982	44,559	6.66%

Cash and due from banks	23,519			21,000
Allowance for loan losses	(13,893)			(12,823)
Premises and equipment, net	18,829			14,856
Other real estate owned	758			61
Other assets	49,230			41,871

Total assets	$1,612,969			$1,414,947

Liabilities and shareholders’ equity
Interest-bearing liabilities :
Demand deposits	$280,157	$4,845	3.49%	$212,528	$2,347	2.23%
Savings deposits	191,898	4,215	4.43%	177,109	3,386	3.85%
Time deposits	764,672	19,685	5.19%	625,879	13,071	4.21%

Total interest-bearing deposits	1,236,727	28,745	4.69%	1,015,516	18,804	3.73%

Federal funds purchased	9,569	265	5.59%	15,481	388	5.05%
Securities sold under agreements to repurchase	18,802	261	2.80%	33,094	515	3.14%
Other short-term borrowings	21,923	494	4.54%	37,724	812	4.34%
Subordinated debt	46,908	2,215	9.52%	46,908	2,140	9.20%
Long-term debt	37,000	781	4.26%	48,000	971	4.08%

Total interest-bearing liabilities	1,370,929	32,761	4.82%	1,196,723	23,630	3.98%

Noninterest-bearing :
Demand deposits	131,722			121,971
Other liabilities	14,505			9,389
Shareholders’ equity	95,813			86,864

Total liabilities and shareholders’ equity	$1,612,969			$1,414,947

Net interest income / spread		$23,216	2.54%		$20,929	2.68%

Net interest margin			3.05%			3.13%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2007 and 2006 of $211,000 and $102,000 respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2007 for $48,000.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTER-TO-DATE
	June 30, 2007			June 30, 2006
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets :
Loans, net of unearned income
Taxable	$1,374,172	$26,203	7.65%	$1,192,645	$20,984	7.06%
Tax-exempt (1)	14,942	312	8.38%	9,729	187	7.68%

Total loans	1,389,114	26,515	7.66%	1,202,374	21,171	7.06%

Investment securities
Taxable	140,455	1,772	5.05%	158,220	2,012	4.94%
Tax-exempt (2)	6,449	99	3.97%	—	—	—

Total investment securities	146,904	1,871	5.00%	158,220	2,012	4.94%

Interest-bearing deposits	1,080	14	5.06%	1,592	20	4.85%
Federal funds sold	4,134	54	5.20%	6,921	85	4.90%

Total interest-earning assets	1,541,232	28,454	7.40%	1,369,107	23,288	6.82%

Cash and due from banks	23,488			21,459
Allowance for loan losses	(13,929)			(12,844)
Premises and equipment, net	18,758			15,322
Other real estate owned	1,501			126
Other assets	50,085			43,794

Total assets	$1,621,135			$1,436,964

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$287,758	$2,509	3.50%	$208,587	$1,252	2.41%
Savings deposits	195,321	2,134	4.38%	177,590	1,770	4.00%
Time deposits	765,767	9,963	5.22%	641,041	7,120	4.45%

Total interest-bearing deposits	1,248,846	14,606	4.69%	1,027,218	10,142	3.96%

Federal funds purchased	9,560	133	5.60%	18,154	239	5.28%
Securities sold under agreements to repurchase	18,948	127	2.68%	33,719	285	3.40%
Other short-term borrowings	21,989	249	4.54%	39,374	448	4.55%
Subordinated debt	46,908	1,110	9.49%	46,908	1,087	9.29%
Long-term debt	37,000	393	4.26%	48,000	488	4.08%

Total interest-bearing liabilities	1,383,251	16,618	4.82%	1,213,373	12,689	4.19%

Noninterest-bearing :
Demand deposits	126,717			127,119
Other liabilities	14,383			9,471
Shareholders’ equity	96,784			87,001

Total liabilities and shareholders’ equity	$1,621,135			$1,436,964

Net interest income / spread		$11,836	2.58%		$10,599	2.63%

Net interest margin			3.08%			3.11%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2007 and 2006 of $102,000 and $59,000 respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2007 for $35,000.